Exhibit 99.3

LETTER TO NOMINEE

LOGAN’S ROADHOUSE, INC.

OFFER TO EXCHANGE
ANY AND ALL OUTSTANDING

10.75% Senior Secured Notes due 2017

for

a Like Principal Amount of Corresponding New Notes
Registered Under the Securities Act of 1933, as amended (the “Securities Act”)

To: Registered Holders and the Depository Trust Company Participants:

Enclosed are the materials listed below relating to the offer by Logan’s Roadhouse, Inc. (the “Company”), to exchange its issued and outstanding 10.75% Senior Secured Notes due 2017 (the “Old Notes”) for a like principal amount of its 10.75% Senior Secured Notes due 2017 (the “New Notes”) which have been registered under the Securities Act, from the registered holders thereof (each, a “Holder” and, collectively, the “Holders”), upon the terms and subject to the conditions set forth in the Company’s Prospectus, dated          , 2011, and the related Letter of Transmittal (which together constitute the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1. Prospectus, dated          , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”);

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Form of Notice of Guaranteed Delivery to be used to accept the Exchange Offer if Old Notes are not immediately available, or time will not permit Old Notes to reach the Exchange Agent prior to the Expiration Date (as defined below), or the procedure for book-entry transfer cannot be completed prior to the Expiration Date;

4. An Instruction to the Registered Holder or Book-Entry Transfer Participant from Beneficial Owner; and

5. A form of Letter to Clients which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

We urge you to contact your clients promptly.  Please note that the Exchange Offer will expire at     p.m., New York City time, on          , 2011 (the “Expiration Date”), unless the offer is extended, in which case “Expiration Date” means the latest date and time to which the Exchange Offer is extended.

The Exchange Offer is not conditioned upon any minimum or maximum aggregate principal amount of Old Notes being tendered.

Pursuant to the Letter of Transmittal, each Holder of Old Notes will represent to the Company that (i) any New Notes to be received by the Holder in exchange for Old Notes tendered thereby will be acquired in the ordinary course of its business, (ii) the Holder has no arrangements or understandings with any person to participate in the distribution of the notes within the meaning of the Securities Act, and (iii) the Holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any Guarantor or, if it is such an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. Each tendering Holder that is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, will represent to the Company that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges and represents that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By so acknowledging and representing, by delivering such a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder or Book-Entry Transfer Participant from Beneficial Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 12 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from the undersigned.

Any inquiries you may have with respect to Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

LOGAN’S ROADHOUSE, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

2